UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 6, 2020

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York	14624
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value	TRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2020, Transcat, Inc. (the “Company”) announced the appointment of Mark A. Doheny as its Chief Financial Officer and Treasurer effective as of November 6, 2020. Mr. Doheny replaces Michael J. Tschiderer who is stepping down from such positions as of such date and retiring later this year. Mr. Doheny, age 49, joined the Company in September 2020 as Vice President of Finance. Prior to joining the Company, Mr. Doheny served as the Chief Financial Officer of Wheelabrator Technologies Inc. and Tunnel Hill Partners, a waste-to-energy conversion company and waste disposal company, respectively, from November 2019 to June 2020. From August 2015 to November 2019, Mr. Doheny served as the Chief Financial Officer of Vallen Distribution, a provider of indirect industrial supplies.

There was no arrangement or understanding between Mr. Doheny and any other person with respect to his appointment as Chief Financial Officer and Treasurer, and there is no family relationship between him and any director or executive officer of the Company. Since April 1, 2018, there have been no transactions, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a participant in which Mr. Doheny, or any member of his immediate family, had, or will have, a direct or indirect material interest. The Company and Mr. Doheny are not parties to an employment agreement.

Mr. Doheny’s annual base salary as Vice President of Finance, Chief Financial Officer and Treasurer is $275,000 and his target performance-based cash incentive award amount as a percentage of base salary under the Company's performance incentive plan is 40%. Payment of his performance-based cash incentive awards is based on the successful achievement of pre-established corporate and individual performance goals. Mr. Doheny is also eligible for long-term performance-based incentive compensation award opportunities. Mr. Doheny received a grant, as of September 21, 2020, of 5,012 restricted stock units (“RSUs”) and 3,000 RSUs that will automatically convert on a one-for-one basis into shares of the Company’s common stock on July 21, 2023 and September 21, 2023, respectively, provided he is employed with the Company through such date. The Company also agreed to reimburse Mr. Doheny up to $95,000 for certain relocation expenses.

Mr. Doheny is subject to the Company's stock ownership objectives for executive officers and is eligible to participate in and/or receive benefits under the Company's standard benefit programs.

On November 10, 2020, the Company issued a press release announcing the appointment of Mr. Doheny. The press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated November 10, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: November 10, 2020	By:	/s/ Lee D. Rudow
Lee D. Rudow
President and Chief Executive Officer